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                                                                    EXHIBIT 23-2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in Post-Effective Amendment
No. 1 to a registration statement of Energy East Corporation on Form S-4 (Registration No. 333-83437) relating to the acquisition of Connecticut Energy Corporation by Energy East Corporation, of our report dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Energy East Corporation and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K for 1998 of Energy East Corporation and our report dated June 21, 1999, on our audits of the financial statements and schedules of The Southern Connecticut Gas Company Target Plan for the year ended December 31, 1998, which report is included in the Annual Report on Form 11-K for such Plan.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 17, 2000